Exhibit 10.9

FORM OF STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, entered into as of this          day of                  20        , by and between FML Holdings, Inc., a Delaware corporation (the “Company”), and                      (the “Optionee”).

RECITAL:

To provide additional incentive to the Optionee to further the Company’s and its Subsidiaries’ business and operations, the Company’s Compensation Committee (the “Committee”) has determined that the Optionee should be granted a stock option for the number of shares of Class B common stock, $.01 par value per share, of the Company set forth herein below (the “Shares”);

The Company and the Optionee hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Company’s Non-Qualified Stock Option Plan (the “Plan”). The following capitalized terms shall have the meanings set forth below:

(a)	The word “Agreement” shall mean this instrument.

(b)	The word “Option” shall mean the right and option of the Optionee to purchase Shares pursuant to the terms of this Agreement.

(c)	The words “Option Price” shall mean the price at which Shares may be acquired upon the exercise of any Option.

2. Grant of Option. The Company hereby grants to the Optionee the right and option to purchase all or any number of an aggregate of                                                       Shares at an Option Price of $             per Share.

3. Term of Option. The term of the Option shall commence on the date hereof and expire ten years from the date hereof, provided, however, that the Option may expire at an earlier date pursuant to Sections 5 or 6 hereof. Unless the Option expires pursuant to Sections 5 or 6 hereof, the Option shall expire at the close of regular business hours at the Company’s principal office in Chardon, Ohio, on the last day of the term of the Option.

4. Exercise Dates. The Optionee shall be entitled to exercise the Option with respect to all Shares for which the Option is granted hereunder on or after the date hereof.

The Option may hereafter be exercised by the Optionee either with respect to all or any number of such Shares at any time or from time to time prior to the expiration of the Option.

The Option may not be exercised unless the Optionee shall be (i) a Director, (ii) an officer, or (iii) an employee of the Company or of a Subsidiary at such time.

5. Termination of Status as a Director, Officer or Employee of the Company. At such time as the Optionee ceases to be either (i) a Director, (ii) an officer, or (iii) an employee of the Company or a Subsidiary, whether by reason of the death or retirement of the Optionee or otherwise, with or without cause, the Option shall immediately expire.

6. Dissolution, Liquidation and Certain Mergers. Upon the dissolution or liquidation of the Company, the Option shall expire. Upon (i) the occurrence of a merger or consolidation in which the Company is not the surviving corporation or (ii) a merger or consolidation in which the shares of common stock of the Company are converted into cash or other consideration (other than stock or securities of the Company), the Option shall not expire but shall be subject to such adjustment or amendment as the Committee may deem appropriate, equitable and in compliance with applicable law and any such adjustment shall be final, binding and conclusive as to Optionee.

7. Adjustment of Number of Shares, Etc. If after the date of this Agreement, the outstanding Shares of the Company are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each Share subject to an unexercised option granted hereunder the number and kind of shares of stock or other securities into which each outstanding Share shall be exchanged, (ii) the option price per Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to this Agreement as may be appropriate and equitable and any such adjustment shall be final, binding and conclusive as to the Optionee. Any such adjustment shall provide for the elimination of fractional shares.

8. Exercise of Option. The Option may be exercised by delivering to the Chairman of the Board or the President of the Company at its principal office, 11833 Ravenna Road, Chardon, Ohio, 44024, (1) a completed Notice of Exercise of Option in the form of Exhibit A attached hereto setting forth the number of Shares with respect to which the Option is being exercised, (2) an executed Counterpart Signature Page to Stockholders Agreement in the form of Exhibit B attached hereto and (3) payment in full for the Shares. Such payment shall be made by certified or cashier’s check payable to the Company in the amount of the aggregate purchase price for such Shares.

9. Issuance of Share Certificates. Subject to the last sentence of this Section 9 and the tax withholding provisions of Section 16 of this Agreement, upon receipt by the Company prior to expiration of the Option of the three items listed in Section 8 of this Agreement (and, with respect to any Option exercised pursuant to Section 11 hereof by someone other than the Optionee, proof satisfactory to the Committee of the right of such person to exercise the Option), the Company shall promptly cause to be made or otherwise delivered to the Optionee (or such other person having the right to exercise the Option), a certificate for the number of Shares so purchased. The Optionee shall not have any of the rights of a shareholder with respect to the Shares which are subject to the Option unless and until a certificate representing such Shares is issued pursuant to the valid exercise of the Option. The Company shall not be required to issue any certificates for Shares upon the exercise of the Option prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on any national securities exchange on which the Shares may be listed, and (iii) completion of any registration or other qualification of the Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Shares is not necessary or advisable.

10. Other Provisions Relating to Shares. All Shares purchased pursuant to the exercise of any Options shall be subject to all of the transfer restrictions and other rights, terms and provisions contained in the Plan, as it may be amended from time to time, and the Optionee (and, with respect to any Option exercised pursuant to Section 11 hereof by someone other than the Optionee, such other person or entity) hereby acknowledges receipt of the same and agrees to be bound thereby, as it may be amended from time to time. All Shares issued pursuant to Section 9 shall bear such notation or other statement concerning the restrictions on such Shares imposed by this Agreement (as contained in the Plan) as may be required by Delaware law in order to make such restrictions enforceable against the holder thereof, subsequent holders, and any potential or actual transferees of such Shares. Such notation or statement shall include legends in substantially the following forms:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and neither the securities nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or an exemption from registration under such act and such laws, which, in the opinion of counsel satisfactory to FML Holdings, Inc., is available.”

“The securities represented hereby are subject to the restrictions on transfer contained in (i) the By-Laws of FML Holdings, Inc. and (ii) a Stockholders Agreement by and among FML Holdings, Inc. and each of its stockholders. A copy of such By-Laws and such Stockholders Agreement are available for inspection at the offices of FML Holdings, Inc. or will be provided to the holder of this certificate upon written request delivered to FML Holdings, Inc.”

11. Successors in Interest, Etc. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. The Option shall not be transferable and may be exercised only during the lifetime of the Optionee and only by the Optionee, provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise the Option on behalf of the Optionee.

12. Option is a Nonqualified Stock Option. The Option shall be a non-qualified stock option and shall not be treated as an incentive stock option as defined in Section 422 of the Code.

13. No Liability Upon Distribution of Shares. The liability of the Company under this Agreement and any distribution of Shares made hereunder is limited to the obligations set forth herein with respect to such distribution, and no term or provision of this Agreement shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with this Agreement.

14. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

15. Provisions of Plan Control. This Agreement is subject to all of the terms, conditions, and provisions of the Plan, as amended from time to time, and to such rules, regulations, and interpretation of the Plan as may be adopted by the Committee or the Board of Directors of the Company as in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

16. Withholding. As a condition precedent to the Optionee’s exercise of the Option or the issuance of Shares pursuant to any such exercise, the Company may make appropriate provision for tax withholding with respect to any exercise of the Option including, without limitation, withholding such amount that the Company deems appropriate from any compensation or other amounts due him from the Company or any Subsidiary and requiring the Optionee to provide the Company with funds in the amount the Company deems appropriate.

17. Employment by Company or Subsidiary. Nothing herein shall be construed as an offer or commitment by the Company or any Subsidiary to continue for any period of time the employment of, or as a limitation on the right of the Company or any Subsidiary at any time with or without cause to terminate the employment of, the Optionee.

18. Investment Representation. Optionee hereby represents and warrants that any Shares which may be acquired by virtue of the exercise of the Option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event a registration statement under the Securities Act of 1933, as amended (the “Act”), has become effective with respect to the Shares which are subject to the Option or unless the Optionee establishes to the satisfaction of the Company that the offer or sale of the Shares which are subject to the Option may lawfully be made without registration under the Act.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the day and year first above written.

FML HOLDINGS, INC.

By:
Name:

OPTIONEE

Name

EXHIBIT A

FML HOLDINGS, INC.

Notice of Exercise of Option

Chairman of the Board

FML Holdings, Inc.

11833 Ravenna Road

Chardon, Ohio 44024

The undersigned hereby exercises a Nonqualified Stock Option to purchase                  shares of Class B common stock of FML Holdings, Inc. at a price of $             per share. A certified check or cashier’s check in the amount of $         is attached hereto in full payment for such shares.

The undersigned hereby represents and warrants that the shares which are being acquired by virtue of this Exercise of Option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event a registration statement under the Securities Act of 1933, as amended (the “Act”), has become effective with respect to the shares which are being acquired pursuant hereto or unless the undersigned establishes to the satisfaction of FML Holdings, Inc. that the offer or sale of the shares which are being acquired pursuant hereto may lawfully be made without registration under the Act.

The undersigned acknowledges that he/she has reviewed the Company’s By-Laws, including the restrictions on transfer contained in Article VII thereof, and the Stockholders Agreement dated February 29, 1996, by and among FML Holdings, Inc. and each of its stockholders (the “Stockholders Agreement”). The undersigned hereby agrees to be bound by the terms and provisions of the By-Laws and the Stockholders Agreement, and hereby submits a counterpart signature page to the Stockholders Agreement.

Optionee

Date:

EXHIBIT B

FML HOLDINGS, INC.

Counterpart Signature Page to Stockholders Agreement

In consideration of the mutual covenants contained in the Stockholders Agreement dated February 29, 1996 (including any amendments thereto) by and among FML Holdings, Inc. and each of its stockholders (the “Agreement”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to be bound by the terms and provisions of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of the date written below.

(Optionee Signature)

Date: